Exhibit 10.2

Autobytel Inc.
WARRANT TO PURCHASE COMMON STOCK
VOID AFTER 5:00 P.M., PACIFIC
TIME, ON THE EXPIRATION DATE
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION.  SHOULD THERE BE ANY REASONABLE UNCERTAINTY OR GOOD FAITH DISAGREEMENT BETWEEN THE COMPANY AND THE HOLDER AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN THE HOLDER SHALL BE REQUIRED TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS AND SELECTED BY THE HOLDER) IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.
THIS WARRANT IS SUBJECT TO THE TERMS OF A MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED AS OF JANUARY 13, 2014 (“MEMBERSHIP INTEREST PURCHASE AGREEMENT”) AND IS SUBJECT TO VARIOUS RIGHTS OF OFFSET BY THE COMPANY UNDER THE MEMBERSHIP INTEREST PURCHASE AGREEMENT.
SHARES THAT MAY BE ISSUED UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE TERMS OF A SHAREHOLDER REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 13, 2014 (“SHAREHOLDER AGREEMENT”) AND ARE SUBJECT TO VARIOUS RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND STANDSTILL PROVISIONS UNDER THE SHAREHOLDER AGREEMENT.
Issuance Date: January 13, 2014
FOR VALUE RECEIVED, Autobytel Inc., a Delaware corporation (“Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:00 p.m., Pacific Time, on the Expiration Date (as hereinafter defined) to AutoNationDirect.com, Inc., a Delaware corporation, or registered assigns (the “Holder”), under the terms as hereinafter set forth, Sixty Nine Thousand Nine Hundred Thirty (69,930) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.001 per share (“Warrant Stock”), at a purchase price of Fourteen Dollars and Thirty Cents ($14.30) per share

(“Warrant Price”), pursuant to this warrant (“Warrant”).  The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth.  The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the common stock of the Company and other securities and property at the time receivable upon the exercise of this Warrant.
1.            Exercise of Warrant.

(a)            Once this Warrant becomes exercisable, the Holder may exercise this Warrant according to its terms prior to 5:00 p.m., Pacific Time, on the fifth anniversary of the Issuance Date (“Expiration Date”) by:

(i)            completing the exercise form attached hereto (the “Exercise Notice”);

(ii)            surrendering this Warrant to the Company at the address set forth in Section 9; and

(iii)            paying to the Company an amount equal to (A) the number of shares of Warrant Stock in respect of which this Warrant is being exercised pursuant to this Section 1 multiplied by (B) the Warrant Price in effect as of the date on which this Warrant is exercised (the “Aggregate Exercise Price”) in accordance with Section 1(b).

(b)            Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Notice, by the following methods:

(i)            by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii)            by instructing the Company to withhold or cancel a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Fair Market Value (as defined in Section 1(c) below) as of the date on which this Warrant is exercised pursuant to this Section 1 equal to such Aggregate Exercise Price; or

(iii)            any combination of (i) or (ii).

(c)            For purposes of Section 1(b)(ii), “Fair Market Value” shall mean, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on Nasdaq, the OTC Bulletin Board or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on Nasdaq, the OTC Bulletin Board or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on Nasdaq, the OTC Bulletin Board or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Trading Day” as used in this sentence means Trading Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on Nasdaq, the OTC Bulletin Board or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board of Directors of the Company and the Holder.
(d)            This Warrant shall become exercisable on the third anniversary date of the Issuance Date. Notwithstanding the prior sentence, this Warrant shall become exercisable in full immediately upon (i) the Company’s Board of Directors approving a liquidation, dissolution, winding up or Change in Control (as defined below) of the Company, or (ii) the occurrence of an Event of Default under that certain Convertible Subordinated Promissory Note dated as of January 13, 2014 payable by the Company to Holder.  The Company shall give Holder written notice of any such approval (subject to the next sentence) by the Company’s Board of Directors as promptly as practical thereafter and in any event at least ten (10) Business Days prior to such liquidation, dissolution, winding up or Change in Control.  Notwithstanding the provisions of this Section 1(d), the Company may delay such notice (and the ten (10) Business Day time period set forth in the immediately preceding sentence shall be reduced accordingly) (i) to the extent required by applicable law or the rules of any applicable securities exchange; (ii) if such notice would constitute the disclosure of material, non-public information; or (iii) if such notice would have an adverse effect on the Company or the event requiring such notice.  “Change in Control” means the first to occur of any of the following (in one transaction or a series of related transactions): (i) consummation of a sale of, directly or indirectly, all or substantially all of the Company’s assets, (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding equity securities of the Company or (B) the combined voting power of the Company’s then outstanding securities, or (iii) the Company is party to a consummated merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation.

(e)            This Warrant may be exercised in whole or in part so long as any exercise in part hereof (i) is for not less than Thirty Four Thousand Nine Hundred Sixty Five (34,965) shares of Warrant Stock (which limitation will be appropriately and equitably adjusted consistent with any adjustments under Section 4 hereof); and (ii) would not involve the issuance of fractional shares of Warrant Stock.  If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President, or the Secretary or Assistant Secretary of the Company (or an officer occupying a position reasonably equivalent to any of the foregoing).  The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.
(f)            No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  The Company shall pay cash in lieu of fractional shares based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the date of exercise of this Warrant.
(g)            In the event of any exercise of the rights represented by this Warrant, the Warrant Stock so purchased shall be registered in the name of the Holder within a reasonable time after such rights shall have been so exercised.  The person or entity in whose name the Warrant Stock is registered upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Stock immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Aggregate Exercise Price and any applicable taxes was made, irrespective of the date of registration of the Warrant Stock, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Warrant Stock at the opening of business on the next succeeding date on which the stock transfer books are open.  Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

2.            Restrictions on Disposition of Warrant and Warrant Stock.

(a)            The Holder hereby acknowledges that (i) this Warrant and any Warrant Stock that may be acquired upon exercise of this Warrant pursuant hereto are, as of the date hereof, not registered: (A) under the Securities Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering and (ii) that the Company’s reliance on the Section 4(2) exemption of the Securities Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder.  The Holder represents and warrants that the Holder is acquiring this Warrant and will acquire the Warrant Stock for investment for the Holder’s own account, with no present intention of reselling or otherwise distributing the same.

(b)            If, at the time of issuance of Warrant Stock upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Securities Act and other applicable securities laws, Holder hereby agrees that Holder will not sell, transfer, offer, pledge or hypothecate all or any part of the Warrant Stock unless and until Holder shall first have given notice to the Company describing such sale, transfer, offer, pledge or hypothecation and there shall be available exemptions from such registration requirements that exist.  Should there be any reasonable uncertainty or good faith disagreement between the Company and the Holder as to the availability of such exemptions, then the Holder shall be required to deliver to the Company (i) an opinion of counsel (skilled in securities matters and selected by the Holder) in form and substance satisfactory to the Company to the effect that such offer, sale, transfer, pledge or hypothecation is in compliance with an available exemption under the Securities Act and other applicable securities laws, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed offer, sale, transfer, pledge or hypothecation is made without registration under the Securities Act.  The Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent as set forth in Section 2(a) with respect to the Warrant Stock.  The Warrant Stock issued upon exercise of this Warrant shall bear a legend reading substantially as follows:
“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITY IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED DUE TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION.  SHOULD THERE BE ANY REASONABLE UNCERTAINTY OR GOOD FAITH DISAGREEMENT BETWEEN THE COMPANY AND THE HOLDER AS TO THE AVAILABILITY OF SUCH EXEMPTIONS, THEN THE HOLDER SHALL BE REQUIRED TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL (SKILLED IN SECURITIES MATTERS AND SELECTED BY THE HOLDER) IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.”
(c)            In addition to the foregoing restrictions, any Warrant Stock issued upon exercise of this Warrant will be subject to additional restrictions on transfer, repurchase rights, and standstill provisions, set forth in the Shareholder Agreement.  The Warrant Stock issued upon exercise of this Warrant shall bear a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDER REGISTRATION RIGHTS AGREEMENT DATED AS OF JANUARY 13, 2014, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT SHAREHOLDER REGISTRATION RIGHTS AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND STANDSTILL PROVISIONS SET FORTH THEREIN.”
(d)            This Warrant may be assigned in whole, but not in part, to an Affiliate (as defined herein) of the Holder provided such Affiliate agrees to be legally bound by the Shareholder Agreement and executes and delivers to the Company such documents and instruments reasonably requested by the Company, including a joinder agreement.  Otherwise, this Warrant may not be assigned, pledged, sold or otherwise transferred without the prior written consent of the Company.  Any purported assignment prohibited by this Warrant shall be void.  For purposes of this Section 2(d), an “Affiliate” means, with respect to a person or entity, (i) each person or entity that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, more than 50% of the voting capital shares or other voting equity interests or securities of such person or entity, and (b) each person or entity that controls, is controlled by or is under common control with such person or entity or any Affiliate of such person or entity.  For the purpose of this definition, “control” of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.
(e)            So long as the Warrant Stock remains subject to the foregoing restrictions, the Company may maintain appropriate “stop transfer” orders with respect to such shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.            Reservation of Shares; Certain Representations and Warranties; Certain Covenants.  The Company hereby agrees, represents and warrants that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock (or other securities subject to this Warrant from time to time) as shall be required for issuance upon exercise of this Warrant.  The Company further agrees that all shares of Warrant Stock represented by this Warrant have been duly authorized and will, upon issuance and against payment of the Aggregate Exercise Price, be validly issued, fully paid and non-assessable.  The Company represents and warrants that (i) its execution and delivery of this Warrant has been authorized by all necessary and appropriate corporate action under its organizational documents and any applicable agreements and in conformity with applicable law and that this Warrant has been executed by an authorized representative of the Company and (ii) this Warrant represents a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability is limited by bankruptcy, receivership, moratorium, conservatorship, or reorganization laws or other laws of general application affecting the rights of creditors generally or by general principles of equity.  The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

4.            Capital Adjustments.  This Warrant is subject to the following further provisions:

(a)            Recapitalization, Reclassification and Succession.  If any recapitalization of the Company, reclassification of the Common Stock, reorganization, split-off, spin-off, extraordinary dividend or distribution by the Company, merger or consolidation of the Company into or with a corporation or other business entity, sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”), or any event similar to any of the foregoing, including a Change in Control, shall be effected, directly or indirectly, in one or a series of related transactions (any of the forging being an “Adjustment Event”), at any time while this Warrant remains outstanding and unexpired, then, as a condition of such Adjustment Event, and, in any event, the

Company agrees that lawful, equitable and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof, and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange, in connection with the Adjustment Event, for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.
(b)            Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately and equitably adjusted so as to prevent the enlargement or dilution of economic rights under this Warrant.

(c)            Stock Dividends and Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock (and/or other equity of the Company), then (i) the Warrant Price shall be adjusted in accordance with Section 4(d); and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock (and/or other equity of the Company) that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

(d)            Warrant Price Adjustment.  Whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be proportionately and equitably adjusted.

(e)            Certain Shares Excluded.  The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 4 shall exclude any shares then held in the treasury of the Company.

5.            Notice To Holders.

(a)            Notice of Record Date.  Without limiting Section 1(d), in case:

(i)            the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities;

(ii)            any Adjustment Event; or

(iii)            approval by the Company’s Board of Directors of any dissolution, liquidation or winding-up of the Company;

then, and in each such case, subject to the last sentence of Section 5(b), the Company will mail or cause to be mailed to the Holder hereof a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such Adjustment Event is to take place, and the time, if any and if applicable, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such Adjustment Event.  Such notice shall be mailed at least 15 days prior to the record date therein specified; provided, however, failure to provide any such notice shall not affect the validity of such transaction; provided, further, that the Company or its successor shall in no way be relieved of any liability for damages caused to the Holder caused by such failure to give the required notice.  In the event that this Warrant is to become exercisable on an accelerated basis in connection with any event described in this Section 5(a), the Company shall afford the Holder fair opportunity to exercise the Warrant effective immediately prior to such event.
(b)            Notice of Adjustment.  Whenever any adjustment shall be made pursuant to Section 4 hereof, the Company shall promptly notify the Holder of this Warrant of the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment.  Notwithstanding the provisions of Section 5(a) and Section 5(b), the Company may delay such notice (and the 15-day time period set forth in Section 5(a) shall be reduced accordingly) to the extent required by applicable law or the rules of any applicable securities exchange or if such notice would have an adverse effect on the event requiring such adjustment.

6.            Loss, Theft, Destruction or Mutilation.  Upon receipt by the Company of evidence satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver a new Warrant of like tenor dated the date hereof.

7.            Warrant Holder not a Stockholder.  Without limiting rights of the Holder in respect of any shares of stock of the Company or other securities owned by the Holder, the Holder of this Warrant shall not be entitled by reason of holding this Warrant to any rights whatsoever as a stockholder of the Company.

8.            Setoff. This Warrant, and the Common Stock issuable upon exercise of this Warrant, are subject to reduction and setoff as provided in, and in accordance with, the Membership Interest Purchase Agreement to secure claims thereunder.

9.            Notices.  All notices, consents, waivers, and other communications required or permitted by this Warrant shall be in writing and shall be deemed given to a party when (i) delivered to the appropriate address by hand or by nationally recognized courier service (costs prepaid); (ii) sent by facsimile with confirmation of transmission by the transmitting equipment; or (iii) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address or facsimile number, or person as a party may designate in writing to the other parties):
To the Company:
Autobytel Inc. 1887 MacArthur Blvd., Suite 200 Irvine, California 92612-1400 Attention: Chief Legal Officer Telephone: (949) 862-1392 Fax: (949) 862-1323
With a copy (which shall not constitute notice) to:
Drinker Biddle & Reath LLP 105 College Road East P.O. Box 627 Princeton, NJ 08542-0627 Attention: James Biehl, Esq. Fax: (609) 799-7000
To Holder:
AutoNationDirect.com, Inc. c/o AutoNation, Inc. 200 SW 1st Avenue Suite 1400 Fort Lauderdale, Florida 33301 Attention: Jonathan P. Ferrando Coleman Edmunds, Esq. Fax: (954) 769-6527
With a copy (which shall not constitute notice) to:
Akerman LLP One Southeast Third Avenue 25th Floor Miami, FL 33131 Attention: Jonathan L. Awner, Esq. Fax: (305) 374-5095

A copy of any and all notices and other communications sent by facsimile pursuant to this Section 9 shall also be sent by United States mail to the appropriate address in accordance with this Section 9.
10.            Choice of Law.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.            Dispute Resolution; Forum.  The Company and Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be resolved in accordance with the dispute resolution provisions set forth in Section 7.6 of the Membership Interest Purchase Agreement.

12.            Severability.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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IN WITNESS WHEREOF, the undersigned has duly executed this Warrant as of the Issuance Date.

Autobytel Inc.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

[Signature Page to Warrant]

FORM OF EXERCISE NOTICE

[May only be executed by the registered holder hereof]
The undersigned hereby exercises the right to purchase _________ shares of common stock, par value $0.001 per share (“Common Stock”), of Autobytel Inc. evidenced by the within Warrant Certificate, and tenders herewith payment of the purchase price for such shares in full in the following manner:
_____	The undersigned elects to exercise the Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased.
_____	The undersigned elects to exercise the Warrant by means of a “cashless” exercise in accordance with the provisions of Section 1(b)(ii) of the Warrant.
_____	The undersigned elects to exercise the attached Warrant by means of both a cash payment and a “cashless” exercise in accordance with the provisions of Section 1(b)(ii) of the Warrant, and tenders herewith payment in full for that portion of the purchase price being paid in cash.

________________________________
(Name)

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                                                                                                    (Signature)